Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8, File Numbers 33-30994, 333-88030, and 333-120974) pertaining to the Belo Savings Plan of our report dated June 26, 2007, with respect to the financial statements and schedule of the Belo Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG
June 28, 2007

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